                                                                         1.

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       ----------------------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):      July 19, 2002
                                                      ----------------------

                            THE TIMKEN COMPANY
                    ---------------------------------
           (Exact name of registrant as specified in charter)

       Ohio                        1-1169                    34-0577130
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(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)            File Number)            Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio                             44706-2798
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(Address of Principal Executive Offices)                           (Zip Code)

     Registrant's telephone number, including area code:  (330) 438-3000

ITEM 5. OTHER EVENTS
Press Releases
    On July 18, 2002, The Timken Company issued the following press release:
    Earnings Up
    The Timken Company Announces Second Quarter Results
    CANTON, Ohio, July 18, 2002 -- The Timken Company (NYSE: TKR) today reported second quarter 2002 earnings of $0.28 per diluted share, excluding restructuring and reorganization charges and goodwill amortization, on sales of $660.8 million compared to $0.05 per diluted share and sales of
    $634.4 million a year ago.  Earnings were above consensus analyst estimates of $0.27 per share.
    Earnings before interest and taxes (EBIT) increased 91 percent to
    $34.5 million in the second quarter from $18.1 million a year ago, as margins rose to 5.2 percent from 2.8 percent last year.
    "The path we have taken for the last 18 months continues to strengthen our financial performance," said W.R. Timken, Jr., chairman and chief executive officer.  "While we are benefiting from ongoing strength in the automotive industry, we also are deriving strength from internal performance in terms of increasing productivity and manufacturing efficiencies.  Indeed, although certain of our industrial markets continue to lag, we expect to continue realizing gains from our manufacturing strategy work and cost reduction efforts."
    Including the special charges, the company reported second quarter net income of $4.0 million or $0.07 per diluted share versus a net loss last year of $14.6 million or a loss of $0.24 per share.
    The company's restructuring initiatives have achieved an annualized savings rate of $58 million and are on target to produce an annualized savings rate of $80 million by the end of 2002.  The company has reduced employment by nearly 2,000 positions since the beginning of 2001 -- with about 1,100 resulting from these initiatives and the remainder due to economic conditions.
    Despite similar sales performance in the first six months, net income ex-
    cluding special items more than doubled from a year ago to $30.7 million or $0.51 per diluted share from $13.9 million or $0.23 per diluted share.
    Including special items, the company had net income of $13.1 million or
    $0.22 per diluted share in the first half of 2002 versus a loss of
    $12.4 million or a loss of $0.21 per diluted share a year ago.
    The following segment results exclude restructuring and reorganization charges and goodwill amortization.
    Automotive Bearings' Results
    Automotive second-quarter EBIT was $3.7 million compared to $0.1 million a year ago.  Results in the second quarter were helped by increased volume, the impact of the company's ongoing manufacturing restructuring and admin-
    istrative cost reductions.  Automotive performance would have been even stronger except for currency exchange losses, constrained capacity due to moving equipment between facilities as a result of the manufacturing restructuring and one-time costs incurred with the addition of new after-
    market distributors.
    Sales in the second quarter increased 12 percent to $219.2 million from
    $195.0 million a year ago due to continued strong demand in North America, including new platform launches designed with Timken bearings.  Sales outside North America were up slightly.
    For the first half, EBIT was $19.0 million on sales of $422.9 million com-
    pared to a loss of $1.5 million in 2001 on sales of $389.2 million.
    Late in the quarter, the Automotive Business formed a joint venture in the
    U.S. with two Japanese companies for producing hot forged and machined rings for high-volume bearing manufacture.  The joint venture will acquire the assets of Timken's Winchester, Kentucky plant, supporting the company's manufacturing strategy to reduce asset intensity.
    Industrial Bearings' Results
    Second quarter EBIT in Industrial was $16.3 million versus $11.3 million last year.  Volume improvement, the impact of the restructuring and admini-
    strative cost reductions accounted for the increase.
    General industrial markets strengthened, but were offset by weaker demand in aerospace and rail sectors.  Second quarter sales of industrial bearings were up slightly to $228.1 million compared to $221.9 million a year ago.
    In the first half, EBIT was $19.6 million on sales of $441.0 million versus
    $27.9 million on sales of $463.9 million in the first half of 2001.
    At the end of the quarter, the Industrial Business sold the Ashland, Ohio, tooling plant as part of the manufacturing restructuring.
    Steel Business Results
    Despite flat sales, the Steel Business significantly improved EBIT as a result of tight cost controls and increased productivity.  EBIT was
    $14.6 million versus $7.0 million in last year's second quarter.  Steel's second quarter net sales, including intersegment sales, were $255.4 million
    -- about even with the second quarter of last year.  Robust sales to the automotive sector and increased market share were offset by declining sales to other sectors.
    For the first half, Steel's EBIT was $26.7 million in the first half of
    2002 on sales of $493.7 million versus $18.1 million on sales of
    $522.2 million for the first half of 2001.
    Outlook
    "Industrial activity in the second half of this year should be stronger than last year's second half, but the industrial recovery is proceeding slowly.  We haven't yet begun to see appreciable improvement in many industrial segments.  We continue to experience a strong automotive sector, although we expect some seasonal adjustment in the second half," said
    W .R. Timken, Jr.  "Results exceeded our expectations for the first six months and were well ahead of last year, and operating improvements will continue to drive our performance.  We foresee a much stronger second half performance for The Timken Company than last year."
    The Timken Company (NYSE: TKR) (http://www.timken.com) is a leading inter-
    national manufacturer of highly engineered bearings, alloy and specialty steels and components, as well as a provider of related products and services.  With operations in 24 countries, the company employs about
    18,500 people worldwide and reported 2001 sales of U.S. $2.4 billion.
    The company will conduct a teleconference on Thursday, July 18 at 1 p.m.
    Eastern Time on its second quarter earnings.  Dial 706-634-0975 (reference
    Timken) or link to http://www.timken.com for the Web cast.  Replay will be available at 706-645-9291, beginning at 4 p.m. Eastern Time, July 18 through 11:59 p.m. Eastern Time, July 26, 2002.  Access Code 4717573.
    NOTE:  Certain statements in this news release (including statements regarding the company's forecasts, beliefs and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including general economic conditions, customer demand and the company's ability to achieve the benefits of its ongoing restructuring programs.  These and additional factors are described in greater detail in the company's 2001 Annual Report, page 39, the Annual Report on Form 10-K for the year ended December 31, 2001 and the Form 10-Q for the quarterly period ended March 31, 2002.  The company undertakes no obligation to update or revise any forward-looking statement.

    CONSOLIDATED STATEMENT OF INCOME             AS REPORTED
    (Thousands of U.S. dollars,
      except share data)                                Six Months  Six Months
                                   2Q 02       2Q 01        02          01
    Net sales                    $660,829    $634,389  $1,276,586  $1,295,905
    Cost of products sold         533,746     521,686   1,028,562   1,060,042
     Goodwill amortization              0       1,535           0       3,079
     Reorganization expenses -
      cost of products sold         2,782          85       5,081       3,687
        Gross Profit             $124,301    $111,083    $242,943    $229,097
    Selling, administrative &
     general expenses (SG&A)       90,965      92,939     174,213     188,504
     Reorganization expenses -
      SG&A                          2,040         350       4,784       1,323
    Impairment and restructuring   14,226      16,859      17,283      24,766
        Operating Income          $17,070        $935     $46,663     $14,504
    Other income (expense)         (1,607)     (1,685)     (9,075)     (2,895)
        Earnings Before Interest
         and Taxes (EBIT)         $15,463       ($750)    $37,588     $11,609
    Interest expense               (7,889)     (8,487)    (15,924)    (17,381)
    Interest income                   317         608         697       1,097
        Income Before Income
         Taxes                     $7,891     ($8,629)    $22,361     ($4,675)
    Provision for income taxes      3,931       5,945       9,213       7,677
        Net (Loss) Income          $3,960    ($14,574)    $13,148    ($12,352)
       Earnings Per Share           $0.07      ($0.24)      $0.22      ($0.21)
       Earnings Per Share-
        assuming dilution           $0.07      ($0.24)      $0.22      ($0.21)
    Average Shares Outstanding 60,239,065  60,015,025  60,092,322  59,999,194
    Average Shares Outstanding
     -assuming dilution        61,038,029  60,276,721  60,732,056  60,200,827

    CONSOLIDATED STATEMENT OF INCOME             ADJUSTED (1)
    (Thousands of U.S. dollars,
     except share data)                                Six Months  Six Months
                                   2Q 02       2Q 01        02          01
    Net sales                    $660,829    $634,389  $1,276,586  $1,295,905
    Cost of products sold         533,746     521,686   1,028,562   1,060,042
     Goodwill amortization              0           0           0           0
     Reorganization expenses -
      cost of products sold             0           0           0           0
        Gross Profit             $127,083    $112,703    $248,024    $235,863
    Selling, administrative &
     general expenses (SG&A)       90,965      92,939     174,213     188,504
     Reorganization expenses -
      SG&A                              0           0           0           0
    Impairment and restructuring        0           0           0           0
        Operating Income          $36,118     $19,764     $73,811     $47,359
    Other income (expense)         (1,607)     (1,685)     (9,075)     (2,895)
        Earnings Before Interest
         and Taxes (EBIT)         $34,511     $18,079     $64,736     $44,464
    Interest expense               (7,889)     (8,487)    (15,924)    (17,381)
    Interest income                   317         608         697       1,097
        Income Before Income
         Taxes                    $26,939     $10,200     $49,509     $28,180
    Provision for income taxes     10,116       7,163      18,763      14,304
        Net (Loss) Income         $16,823      $3,037     $30,746     $13,876
       Earnings Per Share           $0.28       $0.05       $0.51       $0.23
       Earnings Per Share-
        assuming dilution           $0.28       $0.05       $0.51       $0.23
    Average Shares Outstanding 60,239,065  60,015,025  60,092,322  59,999,194
    Average Shares Outstanding
     -assuming dilution        61,038,029  60,276,721  60,732,056  60,200,827
    (1) "Adjusted" statements exclude the impact of restructuring and reorganization charges for all quarters shown and elimination of goodwill amortization in 2001.

    BUSINESS SEGMENTS                              AS REPORTED
                                                        Six Months  Six Months
    (Thousands of U.S. dollars)         2Q 02     2Q 01       02         01
    Automotive Bearings
    Net sales to external customers    $219,177  $194,986  $422,873  $389,243
    Impairment and restructuring         12,529       179    14,461       261
    Reorganization expenses               2,931       138     5,074       432
    Goodwill amortization                     0        23         0        46
    Earnings before interest and taxes
     (EBIT) *                          ($11,776)    ($220)    ($563)  ($2,206)
    EBIT Margin                           -5.4%     -0.1%     -0.1%     -0.6%
    Industrial Bearings
    Net sales to external customers    $228,058  $221,917  $440,998  $463,911
    Impairment and restructuring          1,940    16,309     2,896    23,702
    Reorganization expenses               1,891       297     4,791     3,556
    Goodwill amortization                     0     1,204         0     2,412
    Earnings before interest and taxes
     (EBIT) *                           $12,510   ($6,538)  $11,904   ($1,764)
    EBIT Margin                            5.5%     -2.9%      2.7%     -0.4%
    Steel
    Net sales to external customers    $213,594  $217,486  $412,715  $442,751
    Intersegment sales                   41,759    37,000    81,032    79,477
    Total net sales                    $255,353  $254,486  $493,747  $522,228
    Impairment and restructuring           (243)      371       (74)      803
    Reorganization expenses                   0         0         0     1,023
    Goodwill amortization                     0       308         0       621
    Earnings before interest and taxes
     (EBIT) *                           $14,811    $6,329   $26,761   $15,611
    EBIT Margin                            5.8%      2.5%      5.4%      3.0%
    * Automotive Bearings, Industrial Bearings and Steel EBIT do not equal
      Consolidated EBIT due to intersegment adjustments which are eliminated upon consolidation.

    BUSINESS SEGMENTS                              ADJUSTED (1)
                                                        Six Months  Six Months
    (Thousands of U.S. dollars)         2Q 02     2Q 01       02        01
    Automotive Bearings
    Net sales to external customers    $219,177  $194,986  $422,873  $389,243
    Impairment and restructuring              0         0         0         0
    Reorganization expenses                   0         0         0         0
    Goodwill amortization                     0         0         0         0
    Earnings before interest and taxes
     (EBIT) *                            $3,684      $120   $18,972   ($1,467)
    EBIT Margin                            1.7%      0.1%      4.5%     -0.4%
    Industrial Bearings
    Net sales to external customers    $228,058  $221,917  $440,998  $463,911
    Impairment and restructuring              0         0         0         0
    Reorganization expenses                   0         0         0         0
    Goodwill amortization                     0         0         0         0
    Earnings before interest and taxes
     (EBIT) *                           $16,341   $11,272   $19,591   $27,906
    EBIT Margin                            7.2%      5.1%      4.4%      6.0%
    Steel
    Net sales to external customers    $213,594  $217,486  $412,715  $442,751
    Intersegment sales                   41,759    37,000    81,032    79,477
    Total net sales                    $255,353  $254,486  $493,747  $522,228
    Impairment and restructuring              0         0         0         0
    Reorganization expenses                   0         0         0         0
    Goodwill amortization                     0         0         0         0
    Earnings before interest and taxes
     (EBIT) *                           $14,568    $7,008   $26,687   $18,058
    EBIT Margin                            5.7%      2.8%      5.4%      3.5%
    * Automotive Bearings, Industrial Bearings and Steel EBIT do not equal
      Consolidated EBIT due to intersegment adjustments which are eliminated upon consolidation.
    (1) "Adjusted" statements exclude the impact of restructuring and reorganization charges for all quarters shown and elimination of goodwill amortization in 2001.

    CONSOLIDATED STATEMENT OF CASH FLOWS             For the six months ended
                                                       June 31       June 31
    (Thousands of U.S. dollars)                          2002          2001
    Cash Provided (Used)
    OPERATING ACTIVITIES
    Net Income (Loss)                                  $13,148       ($12,352)
    Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                     73,855         76,221
      Provision (credit) for deferred
       income taxes                                     24,033           (937)
      Stock issued in lieu of cash to
       employee benefit plans                            5,416          1,030
      Non-cash impact of impairment and
       restructuring charges                            (9,071)        20,761
      Changes in operating assets and liabilities:
        Accounts receivable                            (69,329)       (40,004)
        Inventories                                    (23,465)        14,065
        Other assets                                   (17,304)       (24,259)
        Accounts payable and accrued expenses           27,243         (6,756)
        Foreign currency translation                     3,732          3,724
         Net Cash Provided by Operating Activities     $28,258        $31,493
    INVESTING ACTIVITIES
      Purchases of property, plant and equipment, net  (20,627)       (39,973)
      Acquisitions                                      (6,751)        (1,170)
         Net Cash Used by Investing Activities        ($27,378)      ($41,143)
    FINANCING ACTIVITIES
      Cash dividends paid to shareholders              (15,640)       (21,602)
      Payments on long-term debt                        (1,423)          (992)
      Proceeds from issuance of long-term debt               0             18
      Short-term debt activity - net                    13,106         38,058
         Net Cash (Used) Provided by
          Financing Activities                         ($3,957)       $15,482
    Effect of exchange rate changes on cash                779         (1,107)
    (Decrease) Increase in Cash and Cash Equivalents    (2,298)         4,725
    Cash and Cash Equivalents at Beginning of Period   $33,392        $10,927
    Cash and Cash Equivalents at End of Period         $31,094        $15,652

    CONSOLIDATED BALANCE SHEET                     June 30            Dec 31
    (Thousands of U.S. dollars)                      2002              2001
    ASSETS
    Cash & cash equivalents                        $31,094           $33,392
    Accounts receivable                            382,943           307,759
    Refundable income taxes                         14,208            15,103
    Deferred income taxes                           43,964            42,895
    Inventories                                    458,793           429,231
        Total Current Assets                      $931,002          $828,380
    Property, plant & equipment                  1,264,026         1,305,345
    Other assets                                   408,036           399,359
        Total Assets                            $2,603,064        $2,533,084
    LIABILITIES
    Accounts payable & other liabilities          $296,415          $258,001
    Short-term debt & commercial paper             148,800           128,864
    Accrued expenses                               274,811           254,291
        Total Current Liabilities                 $720,026          $641,156
    Long-term debt                                 367,996           368,151
    Accrued pension cost                           290,380           317,297
    Accrued postretirement benefits                411,656           406,568
    Deferred income taxes                                0                 0
    Other non-current liabilities                   23,782            18,177
        Total Liabilities                       $1,813,840        $1,751,349
    SHAREHOLDERS' EQUITY                           789,224           781,735
        Total Liabilities and
         Shareholders' Equity                   $2,603,064        $2,533,084

                                SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-
signed hereunto duly authorized.

                                          THE TIMKEN COMPANY

                                          By:  /s/ Glenn A. Eisenberg
                                               -----------------------------
                                               Glenn A. Eisenberg
                                               Executive Vice President -
                                               Finance & Administration
Dated:  July 19, 2002